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                                                                    Exhibit 10.6


                              Employment Agreement
                              --------------------




       THIS AGREEMENT, dated January 12, 1998 (the "Agreement"), is between EarthWeb Inc., a Delaware corporation ("EarthWeb"), and John Kleine (the "Employee").

       In consideration of Employee's employment with EarthWeb, Employee hereby agrees to be bound by and comply with the following terms and conditions of employment:

       Section 1.  At-Will Employment.  Employee acknowledges and agrees that
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his/her employment status is that of an employee-at-will and that Employee's employment may be terminated by EarthWeb or Employee at any time with or without cause.

       Section 2.  Compensation.  In consideration of the services to be
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rendered hereunder, Employee shall be paid in accordance with the offer letter.

       Section 3.  Employee Inventions and Ideas.
                   -----------------------------

     (a) Employee will disclose to EarthWeb all Inventions (as herein defined). "Inventions" shall mean all ideas, potential marketing and sales relationships, inventions, copyrightable expression, research, plans for products or services, business development strategies, marketing plans, computer software (including, without limitation, source code), computer program, original works of authorship, characters, know-how, trade secrets, information, data, developments, discoveries, improvements, modifications, technology, algorithms and designs, whether or not subject to patent or copyright protection, made, conceived, expressed, developed, or actually or constructively reduced to practice by Employee solely or jointly with others during the term of Employee's employment with EarthWeb, which refer to, are suggested by, or result from any work which Employee may do during his/her employment, or from any information obtained from EarthWeb or any affiliate of EarthWeb, such that said information is obtained in the performance of duties related to employment at EarthWeb.

     (b) The Inventions shall be the exclusive property of EarthWeb, and Employee acknowledges that all of said Inventions shall be considered as "work made for hire" belonging to EarthWeb. To the extent that any such Inventions, under applicable law, may not be considered work made for hire by Employee for EarthWeb, Employee agrees to assign and, upon its creation, automatically assigns to EarthWeb the ownership of such material, including any copyright or other intellectual property rights in such materials, without the necessity of any further consideration. EarthWeb shall have the exclusive right to use the Inventions, whether original or derivative, for all purposes without additional compensation to Employee. At EarthWeb's expense, Employee will assist EarthWeb in every proper way to protect the Inventions throughout the world, including, without limitation, executing in favor of EarthWeb, or any affiliate of EarthWeb, patent, copyright, and other applications and assignments relating to the Inventions.

       Section 4.  Proprietary Information.
                   -----------------------

     (a) Employee will not disclose or use, at any time either during or after the term of employment, except at the request of EarthWeb or an affiliate of EarthWeb, any Confidential Information (as herein defined). "Confidential Information" shall mean all EarthWeb proprietary information, technical data, trade secrets, and know-how, including, without limitation, research, product plans, customer lists, markets, software, developments, inventions, discoveries, processes, formulas, algorithms, technology, designs, drawings, marketing and other plans, business strategies and financial data and information, including but not limited to Inventions, whether or not marked as "Confidential." "Confidential Information" shall also mean information received by EarthWeb from customers of EarthWeb or other third parties subject to a duty to keep confidential.

     (b) Employee hereby acknowledges and agrees that all personal property, including, without
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limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, Confidential Information, and equipment furnished to or prepared by Employee in the course of or incident to his employment, including, without limitation, records and any other materials pertaining to Inventions, belong to EartEarthWeb and shall be promptly returned to EarthWeb upon termination of employment. Following termination, the Employee will not retain any written or other tangible or electronic material containing any Confidential Information or information pertaining to any Invention.

       Section 5.  Limited Agreement Not to Compete.
                   --------------------------------

     (a) While employed by EarthWeb, Employee shall not, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage or participate in any business that is competitive with the business of EarthWeb. Notwithstanding the foregoing, Employee may own less than two percent (2%) of any class of stock or security of any corporation which competes with EarthWeb listed on a national securities exchange.

     (b) While employed by EarthWeb and for a period of twelve (12) months after the termination of Employee's employment with EarthWeb, Employee shall not, directly or indirectly, solicit for employment or employ any person who (i) at the time of such solicitation or offer is currently employed by EarthWeb or (ii) has been employed by EarthWeb within three months of such solicitation or offer.

     (c) For a period of twelve (12) months after the termination of Employee's employment with EarthWeb, Employee shall not, directly or indirectly:

       (1) work as an employee, employer, consultant, agent, principal, partner, manager, officer, director, or in any other individual or representative capacity for any person or entity that directly competes with EarthWeb. For the purpose of this section, the term "directly competing" is defined as a person or entity or division of an entity that is

           (i) an on-line service for Information Technology Professionals whose primary business is to provide Information Technology Professionals with a directory of third party technology, software, and/or developer resources; and/or an online reference library, and/or:

           (ii) an on-line store, the primary purpose of which is to sell or distribute third party software or products used for Internet site or software development; or

       (2) take away exclusively from EarthWeb for Employee (or for any other person or entity) or any person or entity who or which was an advertiser of EarthWeb during the Employee's employment at EarthWeb, or

       Section 6.  EarthWeb Resources.  Employee may not use any EarthWeb
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equipment for personal purposes without written permission from EarthWeb.
Employee may not give access to EarthWeb's offices or files to any person not in the employ of EarthWeb without written permission of EarthWeb.

       Section 7.  Injunctive Relief.  Employee agrees that the remedy at law
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for any breach of the provisions of Section 3, Section 4 or Section 5 of this
Agreement shall be inadequate and EarthWeb shall be entitled to injunctive relief in addition to any other remedy at law which EarthWeEarthWeb may have.

       Section 8.  Severability.  In the event any of the provisions of this
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Agreement shall be held by a court, arbitrator or other tribunal of competent jurisdiction to be unenforceable or invalid, that part will be amended to achieve as nearly as possible the same effect and the other provisions of this Agreement shall remain in full force and effect.

       Section 9.  Survival.  In the event of termination of this Agreement, the
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provisions of Sections 1, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13 and 14 shall survive.

       Section 10.  Representations and Warranties.  Employee represents and
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warrants that Employee is not under any obligations to any third party which could interfere with the Employee's performance under this Agreement, and that Employee's performance of his/her obligations to EarthWeb during the term of his/her employment with EarthWeb will not breach any agreement by which Employee is bound not to disclose any proprietary information including, without limitation,
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that of former employers.


       Section 11.  Governing Law.  The validity, interpretation,
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enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of its choice of law rules.

       Section 12.  Dispute Resolution.  Except for disputes relating to or
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arising out of Sections 3, 4, 5 and/or 7 of this Agreement, any dispute relating to or arising out of Employee's employment at EarthWeb, which cannot be resolved by negotiation, shall be settled by binding arbitration in accordance with the AAA Employment Dispute Arbitration Rules and Procedures, as amended by this Agreement. Employment disputes include, but are not limited to, all claims, demands or actions under Title VII of the Civil Rights Act of 1964, Civil Rights Act or 1866, Civil Rights Act of 1991 and all amendments to the aforementioned, and any other federal, state, or local statute or regulation or common law regarding employment discrimination in employment or the termination of employment. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties. Each party shall bear the cost of preparing and presenting its case. The arbitration shall take place in the Borough of Manhattan, in the City of New York, in the State of New York.
The arbitration shall be conducted in strict confidence. In no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages or attorneys' fees. The arbitrator's decision shall be based upon the substantive law of the State of New York. The arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. The parties hereby agree that any federal or state court sitting in New York City in the State of New York is a court of competent jurisdiction. This paragraph does not limit EarthWeb's right to seek monetary damages and injunctive relief in any state or federal court sitting in the New York City in the State of New York (jurisdictional, venue and inconvenient forum objections to which are hereby waived by both parties) in the event that a dispute relates to or arises under Sections 3, 4 or 5 of this Agreement.

       Section 13.  Modification.  EarthWeb reserves the right to modify the
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terms of this Agreement on a quarterly basis, subject to notice and acknowledgment by the Employee of such modifications. Notice of any such modifications shall be presented to the Employee for acknowledgment and shall be attached as Schedule A.

       Section 14.  General.  This Agreement supersedes and replaces any
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existing agreement entered into by Employee and EarthWeb relating generally to the same subject matter, and may be modified only in a writing signed by EarthWeb. Failure to enforce any provision of the Agreement shall not constitute a waiver of any term herein. This Agreement contains the entire agreement between the parties with respect to the subject matter herein.



AGREED TO BY:


EARTHWEB INC.                          EMPLOYEE

By:  /s/ Juliet Clapp                  By:  /s/ John Kleine

Title:  Director, Human Resources      Title: Vice President, Systems and
                                              Operations